Exhibit 23.1

Reed Smith

SCHERING-PLOUGH CORPORATION

CONSENT OF REED SMITH LLP

We hereby consent to the incorporation by reference of our opinion dated January 30, 2004 relating to The Schering-Plough Puerto Rico Employees’ Retirement Savings Plan in this Registration Statement on Form S-8.

REED SMITH LLP

John D. Martini

January 30, 2004